Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.

SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Crane H. Kenney, the Co-Chief Executive Officer of Marquee Raine Acquisition Corp. (the “Company”), hereby certify, that, to my knowledge:

1.

The Annual Report on Form 10-K/A for the year ended December 31, 2020 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2021

/s/ Crane H. Kenney
Name: Crane H. Kenney
Title: Co-Chief Executive Officer